UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 6, 2008 (July 31, 2008)
MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or other jurisdiction of incorporation)	38-2626206 (I.R.S. Employer Identification Number)
1-14094
(Commission File Number)

26255 American Drive Southfield, Michigan (Address of Principal Executive Offices)	48034 (Zip Code)
(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     In connection with the completion of the merger of Meadowbrook Insurance Group, Inc. (“Meadowbrook”) and ProCentury Corporation (“ProCentury”), as announced on July 31, 2008, Mr. Edward F. Feighan, would be resigning as Chairman of the Board, President and Chief Executive Officer of ProCentury. In addition, Erin E. West would also be resigning as ProCentury’s Chief Financial Officer. Ms. West, however, will continue with Meadowbrook in the capacity of a consultant for a limited period of time subsequent to the merger.
     Mr. Christopher J. Timm will be assuming responsibility for the ongoing operations of ProCentury in an executive capacity. On July 31, 2008, Mr. Timm entered into an Amended and Restated Executive Employment agreement with ProCentury, as filed as an Exhibit to Form 8-K on July 31, 2008, by ProCentury and is herein incorporated by reference.
     A copy of the Merger Agreement and a description of the Merger (including amounts payable to ProCentury’s executive officers upon termination) were filed with the joint proxy statement-prospectus filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2008 and are incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
a.	None.

b.	None.

c.	None.

d.	Exhibits

10.1	Amended and Restated Executive Employment Agreement, dated July 31, 2008, by and between ProCentury Corporation and Christopher J. Timm as filed as Exhibit 10.2 on Form 8-K, filed on July 31, 2008, by ProCentury Corporation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2008	MEADOWBROOK INSURANCE GROUP, INC. (Registrant)
	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Amended and Restated Executive Employment Agreement, dated July 31, 2008, by and between ProCentury Corporation and Christopher J. Timm as filed as Exhibit 10.2 on Form 8-K, filed on July 31, 2008, by ProCentury Corporation.